UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2008

SUNERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52767
(Commission File Number)

N/A
(IRS Employer Identification No.)

8711 E. Paraiso Dr. Scottsdale, AZ  85255
(Address of principal executive offices and Zip Code)

602.740.1132
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, effective October 31, 2008, we entered into a mining acquisition agreement with General Metals Corporation, wherein we agreed to purchase a 100% interest in General Metals Corporation’s Nyinahin Mining Concession, located in Ghana, West Africa, for aggregate consideration of $1,000,000.  Pursuant to the terms of the mining acquisition agreement, General Metals Corporation shall retain a 5% net smelter return on the Nyinahin Mining Concession. A copy of the mining acquisition agreement is attached hereto as Exhibit 10.1

On December 5, 2008, we entered into an amendment agreement to the mining acquisition agreement with General Metals Corporation. The amending agreement alters the dates on which the consideration to be paid.  A copy of the amending agreement is attached hereto as Exhibit 10.2.  Except as amended by the amending agreement, the mining acquisition agreement remains unamended and in full force and effect.

Item 9.01	Financial Statements and Exhibits
10.1	Mining Acquisition Agreement dated October 31, 2008 between our company and General Metals Corporation.
10.2	Amending Agreement to the Mining Acquisition Agreement dated December 5, 2008 between our company and General Metals Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/ Joseph B. Guerrero

Joseph B. Guerrero
President and Director

December 9, 2008